Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Insignia Systems, Inc. for the registration of 250,000 shares of its common stock, of our report dated February 2, 2002, with respect to the financial statements and schedule of Insignia Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young, LLP
                                                     ERNST & YOUNG, LLP


Minneapolis, Minnesota
July 30, 2002